UnionBancorp, Inc. Announces Second Quarter Earnings

OTTAWA, IL -- 07/28/2006 -- Scott A. Yeoman, President and Chief Executive Officer of UnionBancorp, Inc. (NASDAQ: UBCD), reported net income for the second quarter ended June 30, 2006 of $1,294,000 or $0.33 per diluted share compared to $1,382,000 or $0.33 per diluted share earned in the second quarter of 2005. For the six months ended June 30, 2006, net income equaled $2,940,000 or $0.74 per diluted share compared to $2,346,000 or $0.55 per diluted share earned in the same period during 2005.

Commenting on the quarter, Yeoman said, "Excluding nonrecurring activity for the 2006 and 2005 quarters, we were pleased to report an 8% improvement in earnings. We continue to enjoy acceptable customer retention levels and improved customer service while expense controls remain firmly on target. This, combined with continued favorable asset quality trends, has yielded a strong start in the first half of 2006. As we move into the latter half of the year, we will continue to focus on our sales and service efforts in an attempt to help offset the anticipated flat yield curve. We will remain committed to attracting high quality commercial relationships and reaping the benefits of strong credit quality."

Second Quarter 2006 Highlights:

--  On June 30, 2006, UnionBancorp, Inc. and Centrue Financial Corporation
    (NASDAQ: TRUE) announced that they have signed a definitive agreement to join forces in a merger of equals transaction. Under the terms of the agreement, Centrue shareholders will receive shares of UnionBancorp common stock, using a fixed exchange ratio of 1.2 shares of UnionBancorp common stock for each share of Centrue common stock outstanding. The combined company will adopt the Centrue name and change its stock market ticker symbol to TRUE.  The merger is subject to approval by UnionBancorp's and
    Centrue's stockholders and banking regulators and other customary conditions. The transaction is expected to be completed during the fourth quarter of 2006.

--  Earnings per share were unchanged compared to the second quarter of
    2005.

--  The Company's earnings were positively impacted by a $300,000 negative provision for loan losses largely based on continued improvements in the quality of the loan portfolio, which was partially offset by a loss on sale of securities of $88,000 in order to better position the securities portfolio. Excluding these items, net income for the quarter would have equaled $1,163,000 or $0.29 per diluted share.

--  The second quarter of 2005 results were positively impacted by a
    $251,000 reduction in state income taxes and $90,000 of interest received due to the receipt of a tax refund related to amended tax returns outstanding from prior years. Excluding these items, net income for the second quarter of 2005 would have equaled $1,076,000 or $0.25 per diluted share.

--  Due to the flat yield curve, the net interest margin decreased to
    3.37% during the second quarter of 2006 as compared with 3.59% for the same period in 2005 and 3.50% in the first quarter of 2006.

--  The loan portfolio decreased to $403.5 million as compared to $417.5 million at December 31, 2005. Of this decrease in balances, approximately
    $7.7 million or 55% was related to the pay-off of action list credits refinanced by a competitor.

--  The level of nonperforming loans to end of period loans totaled 0.70%
    as of June 30, 2006 compared to 0.95% at June 30, 2005 and 0.96% on
    December 31, 2005.

--  Net charge-offs for the second quarter of 2006 were 0.09% of average loans as compared to 0.19% for the same period 2005.

--  The Company's Board of Directors approved the payment of a $0.12 quarterly cash dividend on the Company's common stock, marking the 85th consecutive quarter of dividends paid to stockholders.
Net Interest Margin

The net interest margin for the second quarter of 2006 was reported at 3.37% as compared to 3.59% for the same period in 2005. The expectation of a flat yield curve is likely to maintain pressure on margins for the remainder of 2006.

Tax-equivalent net interest income decreased $360,000 to $5,078,000 for the second quarter of 2006 as compared to $5,438,000 for the second quarter of 2005. This change in net interest income was largely related to a decrease in volume and a shift in the mix of earning assets. Also contributing to the decline was a decrease in non-interest bearing deposits and an increase in time deposits.

Noninterest Income and Expense

Excluding $88,000 in securities losses from the second quarter of 2006 and $90,000 in interest received due to the receipt of a tax refund in the second quarter of 2005, noninterest income decreased $156,000 or 8.0% during the second quarter of 2006 as compared to the same period in 2005. The change was primarily related to a production level decrease in revenue generated from the mortgage banking division and lower brokerage and insurance revenue and losses related to investment activity.

Noninterest expense experienced a decrease of $498,000 or 8.9% during the second quarter of 2006 as compared to the same period in 2005. This decrease was largely due to the reduction of salary and benefit costs, and lower accounting and professional fees. These savings were offset by a modest increase in furniture and fixture expense.

Asset Quality

General asset quality trends continued to improve as the level of nonperforming loans to end of period loans totaled 0.70% as of June 30, 2006 compared to 0.95% at June 30, 2005 and 0.96% on December 31, 2005. Additionally, the reserve coverage ratio (allowance to nonperforming loans) was reported at 244.05% as of June 30, 2006 as compared to 238.83% as of June 30, 2005 and 208.84% as of December 31, 2005.

About the Company

UnionBancorp, Inc. is a regional financial services company based in Ottawa, Illinois, and devotes special attention to personal service and offers Bank, Trust, Insurance and Investment services at each of its locations. The Company's market area extends from the far Western suburbs of the Chicago metropolitan area across Central and Northern Illinois.

UnionBancorp common stock is listed on The NASDAQ Global Market under the symbol "UBCD." Further information about UnionBancorp, Inc. can be found at the Company's website at http://www.ubcd.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1993, as amended, and Section 21E of the Securities Act of 1934 as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by the use of words such as "believe," "expect," "intend," "anticipate," "estimate," or "project" or similar expressions. The Company's ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and the subsidiaries include, but are not limited to, changes in: interest rates; general economic conditions; legislative/regulatory changes; monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality and composition of the loan or securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the Company's market areas; the Company's implementation of new technologies; the Company's ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Accompanying Financial Statements and Tables

Accompanying this press release is the following unaudited financial information:

--  Unaudited Quarterly Highlights
--  Unaudited Consolidated Balance Sheets
--  Unaudited Consolidated Statements of Income
--  Unaudited Selected Quarterly Consolidated Financial Data

UnionBancorp, Inc.
Unaudited Quarterly and Year to Date Highlights
(In Thousands, Except Share Data)

                               Three Months Ended     Six Months Ended
                                     June 30,              June 30,
                               --------------------  --------------------
                                 2006       2005       2006       2005
                               ---------  ---------  ---------  ---------
Operating Highlights
  Net income                   $   1,294  $   1,382  $   2,940  $   2,346
  Return on average total
   assets                           0.79%      0.83%      0.89%      0.71%
  Return on average
   stockholders equity              7.93       7.94       9.03       6.73
  Net interest margin               3.37       3.59       3.44       3.56
  Efficiency ratio                 74.80      74.27      74.70      75.81

Per Share Data
  Diluted earnings per
   common share                $    0.33  $    0.33  $    0.74  $    0.55
  Book value per common share  $   17.31  $   17.40  $   17.31  $   17.40
  Diluted weighted average
   common shares outstanding   3,787,231  4,054,804  3,809,813  4,083,477
  Period end common shares
   outstanding                 3,742,751  3,923,018  3,742,751  3,923,018

Stock Performance Data
  Market Price:
    Quarter End                $   20.10  $   22.00  $   20.10  $   22.00
    High                       $   21.12  $   22.00  $   21.48  $   22.00
    Low                        $   19.44  $   20.10  $   19.44  $   20.10
  Period end price to
   book value                       1.16       1.26       1.16       1.26

UnionBancorp, Inc.
Unaudited Consolidated Balance Sheets (In Thousands)

                                          June 30,  December 31,
                                            2006       2005
                                          ---------  ---------
ASSETS
Cash and cash equivalents                 $  30,265  $  24,358
Securities available-for-sale               182,914    196,440
Loans                                       403,455    417,525
Allowance for loan losses                    (6,848)    (8,362)
                                          ---------  ---------
  Net loans                                 396,607    409,163
Cash surrender value of life insurance       15,775     15,498
Mortgage servicing rights                     2,373      2,533
Premises and equipment, net                  13,789     13,908
Goodwill                                      6,963      6,963
Intangible assets, net                          446        533
Other real estate                             1,390        203
Other assets                                  6,309      6,623
                                          ---------  ---------

    Total assets                          $ 656,831  $ 676,222
                                          =========  =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
  Deposits
    Non-interest-bearing                  $  56,119  $  57,832
    Interest-bearing                        466,576    486,009
                                          ---------  ---------
      Total deposits                        522,695    543,841
  Federal funds purchased and securities
   sold under agreements to repurchase        7,297        612
  Advances from the Federal Home
   Loan Bank                                 46,700     50,000
  Notes payable                               8,824      9,468
  Series B mandatory redeemable
   preferred stock                              831        831
  Other liabilities                           5,180      5,395
                                          ---------  ---------
    Total liabilities                       591,527    610,147
                                          ---------  ---------

Stockholders' equity
  Series A convertible preferred stock          500        500
  Common stock                                4,698      4,684
  Surplus                                    23,381     23,167
  Retained earnings                          50,775     48,837
  Accumulated other comprehensive income     (1,204)        95
                                          ---------  ---------
                                             78,150     77,283
  Treasury stock, at cost                   (12,846)   (11,208)
                                          ---------  ---------
      Total stockholders' equity             65,304     66,075
                                          ---------  ---------

      Total liabilities and
       stockholders' equity               $ 656,831  $ 676,222
                                          =========  =========

UnionBancorp, Inc.
Unaudited Consolidated Statements of Income
(In Thousands, Except Per Share Data)

                               Three Months Ended     Six Months Ended
                                     June 30,              June 30,
                               --------------------  --------------------
                                 2006       2005       2006       2005
                               ---------  ---------  ---------  ---------
Interest income
  Loans                        $   7,194  $   6,751  $  14,349  $  13,201
  Securities
    Taxable                        2,030      1,484      4,025      2,909
    Exempt from federal income
     taxes                           210        263        426        521
  Federal funds sold and other        42         47         59         56
                               ---------  ---------  ---------  ---------
    Total interest income          9,476      8,545     18,859     16,687

Interest expense
  Deposits                         3,845      2,571      7,324      4,890
  Federal funds purchased
   and securities sold under
   agreements to repurchase           51         37        123        111
  Advances from the Federal
   Home Loan Bank                    455        550        938      1,133
  Series B Mandatory
   Redeemable                         13         13         25         25
  Notes payable                      161         94        315        163
                               ---------  ---------  ---------  ---------
    Total interest expense         4,525      3,265      8,725      6,322
                               ---------  ---------  ---------  ---------
Net interest income                4,951      5,280     10,134     10,365
Provision for loan losses           (300)         -     (1,100)       100
                               ---------  ---------  ---------  ---------
Net interest income after
 Provision for loan losses         5,251      5,280     11,234     10,265
Noninterest income
  Service charges                    495        525        935      1,008
  Trust income                       199        187        418        402
  Mortgage banking income            281        364        527        704
  Insurance commissions
   and fees                          414        472        793        893
  Bank owned life insurance
   (BOLI)                            137        135        277        269
  Securities gains, net              (88)         -        (88)         -
  Gain (loss) on sale of
   assets                             (9)         1         (9)         3
  Other income                       268        347        604        602
                               ---------  ---------  ---------  ---------
                                   1,697      2,031      3,457      3,881
Noninterest expenses
  Salaries and employee
   benefits                        2,910      3,366      5,955      6,842
  Occupancy expense, net             346        385        789        779
  Furniture and equipment
   expense                           521        461      1,033        885
  Marketing                           98        128        209        224
  Supplies and printing               65         86        162        163
  Telephone                          118        106        235        213
  Other real estate owned
   expense                             2         29          8         34
  Amortization of intangible
   assets                             43         43         87         87
  Other expenses                   1,026      1,023      1,985      1,946
                               ---------  ---------  ---------  ---------
                                   5,129      5,627     10,463     11,173
                               ---------  ---------  ---------  ---------
Income before income taxes         1,819      1,684      4,228      2,973
Income taxes                         525        302      1,288        627
                               ---------  ---------  ---------  ---------
Net income                         1,294      1,382      2,940      2,346
Preferred stock dividends             52         52        104        104
                               ---------  ---------  ---------  ---------

Net income for common
 stockholders                  $   1,242  $   1,330  $   2,836  $   2,242
                               =========  =========  =========  =========
Basic earnings per share       $    0.33  $    0.33  $    0.75  $    0.56
                               =========  =========  =========  =========
Diluted earnings per
 common share                  $    0.33  $    0.33  $    0.74  $    0.55
                               =========  =========  =========  =========

UnionBancorp, Inc.
Unaudited Selected Quarterly Consolidated Financial Data
(In Thousands, Except Share Data)

                                        Quarters Ended
                    ------------------------------------------------------
                     06/30/06   03/31/06   12/31/05   09/30/05   06/30/05
                    ---------- ---------- ---------- ---------- ----------

                          (Dollars in Thousands, Except Per Share Data)

Statement of Income
 Data

  Interest income   $    9,476 $    9,383 $    9,290 $    8,720 $    8,545
  Interest expense      (4,525)    (4,200)    (3,886)    (3,504)    (3,265)
                    ---------- ---------- ---------- ---------- ----------
  Net interest income    4,951      5,183      5,404      5,216      5,280
  Provision for loan
   losses                 (300)      (800)       100         50          -
                    ---------- ---------- ---------- ---------- ----------
  Net interest
   income after
   provision for
   loan losses           5,251      5,983      5,304      5,166      5,280
  Noninterest income     1,697      1,760      1,707      2,014      2,031
  Noninterest expense    5,129      5,334      6,042      5,750      5,627
                    ---------- ---------- ---------- ---------- ----------
  Income before
   income taxes          1,819      2,409        969      1,430      1,684
  Provision
   (benefit) for
   income taxes            525        763        203        369        302
                    ---------- ---------- ---------- ---------- ----------
  Net income        $    1,294 $    1,646 $      766 $    1,061 $    1,382
                    ========== ========== ========== ========== ==========
  Net income on
   common stock     $    1,242 $    1,594 $      715 $    1,009 $    1,330
                    ========== ========== ========== ========== ==========

Per Share Data
  Basic earnings
   per common share $     0.33 $     0.42 $     0.19 $     0.26 $     0.33
  Diluted earnings
   per common share       0.33       0.42       0.19       0.25       0.33
  Cash dividends on
   common stock           0.12       0.12       0.11       0.11       0.11
  Dividend payout
   ratio for common
   stock                 36.15%     28.17%     58.60%     41.92%     32.48%
  Book value per
   common share     $    17.31 $    17.33 $    17.23 $    17.42 $    17.40
  Basic weighted
   average common
   shares
   outstanding       3,742,716  3,786,559  3,839,693  3,895,365  3,993,164
  Diluted weighted
   average common
   shares
   outstanding       3,787,231  3,837,708  3,898,320  3,958,948  4,054,804
  Period-end common
   shares
   outstanding       3,742,751  3,742,651  3,806,876  3,855,776  3,923,018

Balance Sheet Data
  Securities        $  182,914 $  201,195 $  196,440 $  197,580 $  192,593
  Loans                403,455    406,617    417,525    405,884    404,462
  Allowance for
   loan losses           6,848      7,506      8,362      8,493      9,159
  Assets               656,831    661,707    676,222    664,643    665,424
  Deposits             522,695    530,928    543,841    522,943    521,200
  Stockholders'
   equity               65,304     65,369     66,075     67,664     68,749

Earnings Performance Data
  Return on average
   total assets           0.79%      0.99%      0.45%      0.64%      0.83%
  Return on average
   stockholders'
   equity                 7.93      10.14       4.54       6.18       7.94
  Net interest
   margin ratio           3.37       3.50       3.60       3.53       3.59
  Efficiency
   ratio (1)             74.80      74.60      82.44      77.09      74.27

Asset Quality Ratios
  Nonperforming
   assets to total
   end of period
   assets                 0.64%      0.59%      0.62%      0.59%      0.68%
  Nonperforming
   loans to total
   end of period
   loans                  0.70       0.82       0.96       0.92       0.95
  Net loan charge-
   offs to total
   average loans          0.09       0.01       0.06       0.17       0.19
  Allowance for
   loan losses to
   total end of
   period loans           1.70       1.85       2.00       2.09       2.26
  Allowance for
   loan losses to
   nonperforming
   loans                244.05     223.93     208.84     227.94     238.83

Capital Ratios
  Average equity to
   average assets         9.94%      9.80%     10.01%     10.33%     10.38%
  Total capital to
   risk adjusted
   assets                13.69      13.46      13.33      13.92      14.26
  Tier 1 leverage
   ratio                  9.38       9.18       9.03       9.30       9.42

(1) Calculated as noninterest expense less amortization of intangibles and expenses related to other real estate owned divided by the sum of net interest income before provisions for loan losses and total noninterest income excluding securities gains and losses and gains on sale of assets.

Contact:
Scott A. Yeoman
President and
Chief Executive Officer
UnionBancorp, Inc.
scott.yeoman@ubcd.com

Kurt R. Stevenson
Senior Executive Vice President and
Chief Financial Officer
UnionBancorp, Inc.
kurt.stevenson@ubcd.com